SUPPLEMENTAL INDENTURE NO. 5 Supplemental Indenture No. 5, dated as of September 8, 2022, (this “Fifth Supplemental Indenture”) among Perrigo Finance Unlimited Company, an Irish public unlimited company (formerly, Perrigo Finance plc) (the “Company”), Perrigo Company plc, an Irish public limited company (the “Parent Guarantor”), Perrigo Investments, LLC, Athena Neurosciences, LLC, Elan Pharmaceuticals, LLC, PBM Nutritionals, LLC, Perrigo Diabetes Care, LLC, Perrigo International Holdings II, Inc., Perrigo New York, Inc., Ranir Global Holdings, LLC, Ranir, LLC, PBM Products, LLC, PBM Foods, LLC, PBM Canada Holdings, LLC, PBM China Holdings, LLC, Perrigo Mexico Investment Holdings, LLC, Perrigo International Holdings, LLC, Perrigo Florida, Inc., Perrigo Direct, Inc., Perrigo Americas Holdings, Inc., Gr8ness, LLC, L. Perrigo Company, Perrigo Company, Perrigo Finance (US) LLC, Perrigo International, Inc., Perrigo Management Company, Perrigo Research & Development Company, Perrigo Sales Corporation, PMI Branded Pharmaceuticals, Inc., Galpharm Healthcare Limited, Galpharm International Limited, Omega Pharma Limited, Perrigo Pharma Limited, Perrigo UK Acquisition Limited, Ranir (Holdings) Limited, The Learning Pharmacy Ltd., Wrafton Laboratories Limited, Ranir Limited, Solent Oral Care LTD, Kiteacre Limited, Biover NV, Jaico R.D.P. NV, Medgenix Benelux NV, OCE-BIO BV, Omega Pharma Belgium NV, Omega Pharma Capital NV, Omega Pharma Innovation & Development NV, Omega Pharma International NV, Omega Pharma Trading NV, Perrigo Europe Invest NV, Perrigo Holding NV, Perrigo Finance Unlimited Company, Chefaro Ireland Designated Activity Company, Habsont Unlimited Company, Perrigo Corporation Designated Activity Company, Perrigo Holdings Unlimited Company, Perrigo International Finance Designated Activity Company, Perrigo Ireland 1 Designated Activity Company, Perrigo Ireland 10 Unlimited Company, Perrigo Ireland 2 Designated Activity Company, Perrigo Ireland 3 Designated Activity Company, Perrigo Ireland 8 Designated Activity Company, Perrigo Ireland 4 Unlimited Company, Perrigo Ireland 5 Unlimited Company, Perrigo Ireland 6 Unlimited Company, Perrigo Pharma International Designated Activity Company, Perrigo Ireland Management Designated Activity Company, Perrigo Ireland 9 Unlimited Company, Perrigo Ireland 11 Designated Activity Company, Perrigo Ireland 12 Designated Activity Company, Perrigo Ireland 13 Designated Activity Company, Perrigo Science One Designated Activity Company, Perrigo Science Eight Unlimited Company and Omega Teknika Designated Activity Company (each a “New Perrigo Guarantor”, and collectively the “New Perrigo Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”). W I T N E S S E T H WHEREAS, the Company, the Parent Guarantor and the Trustee are parties to an indenture (the “Indenture”), dated as of December 2, 2014, as supplemented by the Supplemental Indenture No. 1 among the Company, the Parent Guarantor and the Trustee, dated as of December 2, 2014, providing for the issuance by the Company of $500,000,000 aggregate principal amount of 3.500% Senior Notes due 2021 (the “First 2021 Notes”), $700,000,000 aggregate principal amount of 3.900% Senior Notes due 2024 (the “2024 Notes”) and $400,000,000 aggregate principal amount of 4.900% Senior Notes due 2044 (the “2044 Notes”); the Supplemental Indenture No. 2 among the Company, the Parent Guarantor and the Trustee, dated as of March 10, 2016 providing for the issuance by the Company of $500,000,000 aggregate principal amount of 3.500% Senior Notes due 2021 (the “Second 2021 Notes”) and $700,000,000 aggregate principal amount of 4.375% Senior Notes due 2026 (the “2026 Notes”) and Supplemental Indenture No. 3 among the Company, the Parent Guarantor and the Trustee, dated as of June 19, 2020, providing for the issuance by the Company of $750,000,000 aggregate principal amount of 3.150% Senior Notes due 2030 (the “2030 Notes” and, together with the First 2021 Notes, the 2024 Notes, the 2044 Notes, the Second 2021 Notes, the 2026 Notes and the 2030 Notes, the “Notes”); WHEREAS, the First 2021 Notes and the Second 2021 Notes are no longer outstanding; WHEREAS, on May 25, 2022, the Company, the Parent Guarantor, the New Perrigo Guarantors and the Trustee entered into Supplemental Indenture No. 4 (the “Fourth Supplemental Indenture”), pursuant to which the New Perrigo Guarantors provided an irrevocable and unconditional guarantee in respect of the 2024 Notes, the 2026 Notes, the 2030 Notes and the 2044 Notes (collectively, the “Outstanding Notes”); WHEREAS, the Company, the Parent Guarantor and the New Perrigo Guarantors now wish to enter into this Fifth Supplemental Indenture to amend and restate Section (4) of the Fourth Supplemental Indenture; WHEREAS, Section 9.1(o) of the Indenture provides that the Trustee is authorized to execute and deliver this Fifth Supplemental Indenture without the consent of the Holders of the Outstanding Notes to provide for any guarantor release provisions of the Outstanding Notes; WHEREAS, pursuant to Section 9.3 of the Indenture, the Trustee is authorized to execute and deliver this Fifth Supplemental Indenture; NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Outstanding Notes as follows: (1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. (2) Amendment to Fourth Supplemental Indenture. Section (4) of the Fourth Supplemental Indenture is hereby amended and restated in its entirety as follows: (4) Release of Guarantee. (a) The Guarantee of each New Perrigo Guarantor shall be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect) upon:

(i) the consummation of any transaction permitted under the Indenture (including a sale, transfer, disposition or distribution of such New Perrigo Guarantor to a Person that is not the Parent Guarantor or one of its Subsidiaries) resulting in such New Perrigo Guarantor ceasing to be a Subsidiary; (ii) upon the merger or consolidation of any New Perrigo Guarantor with and into another New Perrigo Guarantor, the Company or the Parent Guarantor, or upon the liquidation of such New Perrigo Guarantor following the transfer of all of its assets to another New Perrigo Guarantor, the Company or the Parent Guarantor; (iii) the release or discharge of the guarantee by such New Perrigo Guarantor of all outstanding indebtedness under the Credit Facilities; or (iv) the exercise by the Company of its legal defeasance option or covenant defeasance option pursuant to Article 13 of the Indenture or the discharge of the Company’s obligations under the Indenture in accordance with the terms of the Indenture; and (b) such New Perrigo Guarantor delivering to the Trustee an Officers’ Certificate of such New Perrigo Guarantor or the Company and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction or release and discharge have been complied with. For purposes of this Section 4, the term “Credit Facilities” means the term loan, revolving and other credit facilities under that certain Credit Agreement, dated April 20, 2022, among the Parent Guarantor, Perrigo Investments, LLC, as the Initial Borrower, the subsidiaries of the Parent Guarantor named therein as Designated Borrowers, the lenders party thereto, J.P. Morgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the Joint Lead Arrangers and Joint Bookrunners, Syndicate Agent and Co- Documentation Agents party thereto, and, in each case, any amendments, supplements, modifications, extensions, renewals, restatements, refundings, refinancings or replacements thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund, supplement or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof or adds subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or holders. (3) Severability. In case any provision of this Fifth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. (4) No Recourse Against Others. No director, officer, employee, incorporator or stockholder of a New Perrigo Guarantor shall have any liability for any obligations of the Company or the Guarantors (including a New Perrigo Guarantor) under the Outstanding Notes, any Guarantees, the Indenture or this Fifth Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Outstanding Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Outstanding Notes. (5) Effect of Fifth Supplemental Indenture; Conflicts With Indenture. This Fifth Supplemental Indenture is executed by the New Perrigo Guarantors, the Parent Guarantor, the Company and the Trustee upon the Company’s request, pursuant to the provisions of the Indenture, and the terms and conditions hereof shall be deemed to be part of the Indenture for all purposes. The Indenture, as amended and supplemented by this Fifth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed. Notwithstanding the foregoing, to the extent that any of the terms of this Fifth Supplemental Indenture are inconsistent with, or conflict with, the terms of the Indenture, the terms of this Fifth Supplemental Indenture shall govern. (6) Trustee Disclaimer. The recitals contained in this Fifth Supplemental Indenture shall be taken as the statements of the Company, the New Perrigo Guarantors and the Parent Guarantor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to and shall not be responsible for the validity or sufficiency of this Fifth Supplemental Indenture or the Guarantees of the New Perrigo Guarantors and the Parent Guarantor. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Fifth Supplemental Indenture. The Company hereby confirms to the Trustee that this Fifth Supplemental Indenture has not resulted in a material modification of the 2024 Notes, 2044 Notes, 2026 Notes, and 2030 Notes for Foreign Account Tax Compliance Act (“FATCA”) purposes. (7) Counterparts; Electronic Signatures. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterparty may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The exchange of copies of this Fifth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Fifth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fifth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. This Fifth Supplemental Indenture and any certificate, agreement or other document to be signed in connection with this Supplemental Indenture and the transactions contemplated hereby shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings. (8) Headings. The headings of the sections in this Fifth Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof. [Signature Pages Follow]

[Signature Page to Supplemental Indenture No. 5] IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the date first above written. Perrigo Company plc By: Name: Sonia A. Hollies Title: Senior Vice President and Treasurer DocuSign Envelope ID: F91E136D-05AF-4AE2-B42D-4135284E8C52

[Signature Page to Supplemental Indenture No. 5] IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the date first above written. Perrigo Finance Unlimited Company By: Name: Sonia A. Hollies Title: Director DocuSign Envelope ID: A8CCFA34-E01F-4E04-98E6-1C71E163E558

DocuSign Envelope ID: F91E136D-05AF-4AE2-B42D-4135284E8C52

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date first above written.

Perrigo Investments, LLC
Elan Pharmaceuticals, LLC
PBM Nutritionals, LLC
Perrigo Diabetes Care, LLC
Perrigo International Holdings II, Inc.
Perrigo New York, Inc.
Ranir Global Holdings, LLC
Ranir, LLC
PBM Products, LLC
PBM Foods, LLC
PBM Canada Holdings, LLC
PBM China Holdings, LLC
Perrigo Mexico Investment Holdings, LLC
Perrigo International Holdings, LLC
Perrigo Florida, Inc.
Perrigo Direct, Inc.
Perrigo Americas Holdings, Inc.
Gr8ness, LLC
L. Perrigo Company
Perrigo Company
Perrigo Finance (US) LLC
Perrigo International, Inc.
Perrigo Management Company
Perrigo Research & Development Company
Perrigo Sales Corporation
PMI Branded Pharmaceuticals, Inc.

By: DocuSigned by: [signature] 08C6F838EA4E4BA...

Name: Sonia A. Hollies
Title: Senior Vice President and Treasurer

Athena Neurosciences, LLC

By: DocuSigned by: [signature] 08C6F838EA4E4BA...

Name: Sonia A. Hollies
Title: President and Treasurer

Galpharm Healthcare Limited
Galpharm International Limited
Omega Pharma Limited

[Signature Page to Supplemental Indenture No. 5]

DocuSign Envelope ID: F91E136D-05AF-4AE2-B42D-4135284E8C52

Perrigo Pharma Limited
Perrigo UK Acquisition Limited
Ranir (Holdings) Limited
The Learning Pharmacy Ltd.
Wrafton Laboratories Limited
Ranir Limited
Solent Oral Care LTD
Kiteacre Limited

DocuSigned by:
Dom Rivers
56AC62D8C19A46F...

By: ______________________________

Name: Dominic James Rivers
Title: Director

[Signature Page to Supplemental Indenture No. 5]

DocuSign Envelope ID: F91E136D-05AF-4AE2-B42D-4135284E8C52

Biover NV
Jaico R.D.P. NV
Medgenix Benelux NV
OCE-BIO BV
Omega Pharma Belgium NV
Omega Pharma Capital NV
Omega Pharma Innovation & Development NV
Omega Pharma International NV
Omega Pharma Trading NV
Perrigo Europe Invest NV
Perrigo Holding NV

DocuSigned by:

By: Anja van Winsberghe

B8FF558D048748F...

Name: Anja van Winsberghe
Title: Authorized Signatory

[Signature Page to Supplemental Indenture No. 5]

[Signature Page to Supplemental Indenture No. 5] Chefaro Ireland Designated Activity Company By: Name: Sonia A. Hollies Title: Authorised Signatory Habsont Unlimited Company By: Name: Sonia A. Hollies Title: Authorised Signatory Perrigo Corporation Designated Activity Company By: Name: Sonia A. Hollies Title: Authorised Signatory Perrigo Holdings Unlimited Company By: Name: Sonia A. Hollies Title: Authorised Signatory Perrigo International Finance Designated Activity Company By: Name: Sonia A. Hollies Title: Authorised Signatory DocuSign Envelope ID: F91E136D-05AF-4AE2-B42D-4135284E8C52

[Signature Page to Supplemental Indenture No. 5] Perrigo Ireland 1 Designated Activity Company By: Name: Sonia A. Hollies Title: Authorised Signatory Perrigo Ireland 10 Unlimited Company By: Name: Sonia A. Hollies Title: Authorised Signatory Perrigo Ireland 2 Designated Activity Company By: Name: Sonia A. Hollies Title: Authorised Signatory Perrigo Ireland 3 Designated Activity Company By: Name: Sonia A. Hollies Title: Authorised Signatory Perrigo Ireland 8 Designated Activity Company By: Name: Sonia A. Hollies Title: Authorised Signatory Perrigo Ireland 4 Unlimited Company By: Name: Sonia A. Hollies Title: Authorised Signatory DocuSign Envelope ID: F91E136D-05AF-4AE2-B42D-4135284E8C52

[Signature Page to Supplemental Indenture No. 5] Perrigo Ireland 5 Unlimited Company By: Name: Sonia A. Hollies Title: Authorised Signatory Perrigo Ireland 6 Unlimited Company By: Name: Sonia A. Hollies Title: Authorised Signatory Perrigo Pharma International Designated Activity Company By: Name: Sonia A. Hollies Title: Authorised Signatory Perrigo Ireland Management Designated Activity Company By: Name: Sonia A. Hollies Title: Authorised Signatory Perrigo Ireland 9 Unlimited Company By: Name: Sonia A. Hollies Title: Authorised Signatory Perrigo Ireland 11 Designated Activity Company By: Name: Sonia A. Hollies Title: Authorised Signatory DocuSign Envelope ID: F91E136D-05AF-4AE2-B42D-4135284E8C52

[Signature Page to Supplemental Indenture No. 5] Perrigo Ireland 12 Designated Activity Company By: Name: Sonia A. Hollies Title: Authorised Signatory Perrigo Ireland 13 Designated Activity Company By: Name: Sonia A. Hollies Title: Authorised Signatory Perrigo Science One Designated Activity Company By: Name: Sonia A. Hollies Title: Authorised Signatory Perrigo Science Eight Unlimited Company By: Name: Sonia A. Hollies Title: Authorised Signatory Omega Teknika Designated Activity Company By: Name: Sonia A. Hollies Title: Authorised Signatory DocuSign Envelope ID: F91E136D-05AF-4AE2-B42D-4135284E8C52